MILLWARD & CO. CPAs
                   2745 West Cypress Creek Road
               Fort Lauderdale, florida 33309-1757

March 28, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 17, 1998 of Simplex Medical Systems, Inc. and are in agreement with the statements contained in paragraph 4(a),(b) and (d) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Millward & Co. CPAs
Millward & Co. CPAs